Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
NaturalNano, Inc.

We hereby consent to incorporation by reference in Registration Numbers 333-132607 on Form S-8 of our report dated March 29, 2007 on the consolidated balance sheets of NaturalNano, Inc. and Subsidiary as of December 31, 2006 and 2005 and the related consolidated statements of operations, stockholders’ equity and cash flows for the years then ended, which appear in the December 31, 2006 Annual Report on Form 10-KSB of NaturalNano, Inc.

/s/ Goldstein Golub Kessler LLP

GOLDSTEIN GOLUB KESSLER LLP
New York, New York

March 29, 2007